1     Fourth Quarter 2015, Champion Europe and Knights Apparel FAQs    Updated April 7, 2016– New or updated information is in red    Champion Europe‐related FAQs    Q:  What is the rationale and expected return for this acquisition?  A:  The rationale for all of our acquisitions is to generate long‐term shareholder returns by applying our proven ‘Sell More’  and ‘Spend Less’ strategies to newly acquired businesses to create substantial multi‐year synergies.  Champion Europe  squarely hits on all four of our acquisition criteria.  It’s in our core categories.  It provides complementary revenue growth  opportunities.  It is justifiable based solely on cost synergies and it’s quickly accretive.  The purchase price is  approximately €200 million.  This transaction is valued at 10 times 2016 EBITDA and is expected to deliver an after‐tax  IRR in the low‐to‐mid teens.      Q:  What are some of the global growth initiatives for Champion?  A:  By unifying the Champion brand globally, we have significant opportunities to grow revenue by expanding our  distribution across product lines, across channels and across geographies.  In the U.S., we’ve developed a very broad  product line under Champion that spans from mass price points all the way up to the higher‐priced sporting goods and  department store channels.  We can now take this broad product line and sell it into Europe, Japan, Australia, and other  international markets.  As we build scale by expanding Champion’s distribution worldwide, we expect to be able to  leverage global product design as well as our low‐cost supply chain to further reduce costs and ultimately improve our  operating margins.  With this acquisition, we now sell Champion products on five continents and have approximately  $1.2 billion in Champion revenue worldwide.  We believe our Champion revenue can increase at high single‐digit to low  double‐digit rates and could approach $2 billion within five to six years.      Q:  Can you provide any insight into Champion Europe’s current financial performance?  A:  Champion Europe currently expects full‐year 2016 net sales of more than €190 million, EBITDA, excluding charges, of  approximately €20 million, and operating profit, excluding charges, of approximately €15.        Q:  Assuming the acquisition closes midyear 2016, what is the expected impact to Hanesbrands’ 2016 financial results?  A:  We will provide specific 2016 guidance once the acquisition has closed.  However, for estimation purposes, we expect  slightly less than half of Champion Europe’s estimated full‐year sales and roughly 40% of their estimated full‐year  operating profit to be generated in the second half of 2016.  Given the expected second half 2016 financials, along with  the expected incremental financing costs and amortization associated with the acquisition, Champion Europe is unlikely  to have a material impact on our consolidated 2016 earnings per share.      Q:  What is the expected financial contribution of the Champion Europe acquisition within three years?    A:  Over the next three years, excluding the broader global Champion growth opportunities, we believe Champion Europe’s  stand‐alone operations can increase revenue from more than €190 million to well over €250 million.  Through a  combination of supply chain synergies and revenue growth, we believe Champion Europe’s stand‐alone operations, over  the next three years, can increase operating profit, excluding charges, from roughly €15 million to well over €25 million.

2       Q:  Can you provide any insight into Champion Europe’s business operations?  A:  Champion Europe owns the trademark rights for the Champion brand in Europe, the Middle East and Africa.  The  Company, which is based in Italy, designs, sources and sells Champion athletic apparel and accessories wholesale to  retailers and directly to consumers via roughly 130 company‐owned stores.  The vast majority of Champion Europe’s  revenue is in Italy and Greece.  With respect to its merchandise mix, based on FY15 revenue, roughly 40% was men’s  apparel, roughly 30% was women’s apparel, roughly 20% was youth and toddler apparel and the remainder was  accessories.          Q: Given the value creation is more weighted toward complementary revenue growth opportunities, is there an increased  risk to achieving your expected IRR relative to prior acquisitions?  A:  No, like all of our acquisitions, we are able to justify Champion Europe based solely on the expected cost synergies, which  in this case will come almost entirely from supply chain synergies.  Champion Europe is not our first acquisition in which  the value creation was weighted toward complementary revenue growth.  This was also the case with both our Gear For  Sports and Knight Apparel acquisitions.  Looking at Gear For Sports, we are estimating approximately $350 million in  revenue for 2016, which is more than 50% higher than their revenue base of roughly $225 million at the time of our  acquisition in 2010.  Looking at Knights Apparel, we are estimating revenue of approximately $200 million in 2016, which  is approximately 20% higher than their 2014 revenue base of roughly $165 million.            Q:  Will Champion Europe be integrated into Hanes Europe Innerwear?  A:  No.  We run Innerwear and Activewear separately in the U.S. and we will do the same in Europe.  There are no real  synergies to be gained by integrating these two businesses.  Champion Europe will be integrated into our global supply  chain but it will be run as part of the global Champion Activewear business.            Q:  Are there any works council consultations required before the acquisition can close?  A:  No, there are no works council consultations required for this transaction.  This acquisition is subject to customary  closing conditions and is expected to close midyear 2016.          Q:  Excluding the purchase price, what are the total costs associated with the Champion Europe acquisition?  And what  portion will be cash‐based?  A:  We will provide more detail once the acquisition is closed and we have a detailed integration plan in place.        Current Environment‐related FAQs    Q:  Can you provide an update on the consumer trends in your business during the first quarter?      A:  When we provided guidance on February 4, 2016, our assumptions included a continuation of the mixed consumer  spending environment in 2016 as well as a rebound in point‐of‐sale trends from the severely negative trends  experienced in the fourth quarter of 2015 (see related FAQs on pages 3‐4).  The performance of the past few  months is consistent with these expectations that were provided on February 4, 2016.  Overall, we feel good about  our business.

3     Q:  Can you provide any details on the $380 million in share repurchases you mentioned on your Champion Europe  acquisition conference call?      A:  To‐date in 2016, we have invested roughly $380 million to repurchase just over 14 million shares at an average price  of $26.65 per share.  This did not have an impact on Q1 earnings per share.  The amount spent is in‐line with our  guidance from February 4, 2016, which stated that our 2016 earnings per share guidance included an assumption  for 2016 share repurchases at a similar dollar level to 2015.    Q:  Given the recent comments in the press regarding certain tax structures can you comment on your tax rate?  A:  The recent comments in the press were centered around artificial tax structures, with a specific focus on inversions and  earnings stripping.  We do not use inversions.  We do not do earnings stripping.  We do not engage in artificial tax  management.  Our accounting and tax strategies are sound.  In fact, we were recently audited by the IRS (see our third  quarter 2015 Form 10Q) and the audit was closed with no adjustments.  Our tax rate is the by‐product of our global  business model, which we believe is sustainable for many years to come.          Fourth Quarter 2015‐ related FAQs    Q:  Have your thoughts on capital allocation changed given your short‐term results?      A:  There is no change to our strategy.  Our capital allocation strategy is to effectively deploy our significant, consistent  cash flow to generate the best long‐term returns for our shareholders.  Over time, our goal is for our net debt‐to‐ EBITDA to be in a range of 2 to 3 times.  Our strategy is to use our cash flow to fund capital investments and our  dividend, use debt for acquisitions and use excess free cash flow, which is defined as cash from operations less  capital expenditures and dividends, to repurchase stock.  We ended 2015 with a net debt‐to‐EBITDA ratio of roughly  2.3 and over $300 million in cash on our balance sheet.        Q:  What acquisition expectations are factored into your 2016 guidance, given on February 4, 2016?  A:  Our 2016 guidance assumes approximately $50 million in revenue from acquisitions and approximately $40 million  in synergy contributions from Hanes Europe Innerwear, Knights Apparel as well as the remaining synergies from  Maidenform.  These assumptions include roughly $20 million in revenue from the Knights Apparel wrap in the first  quarter (recall we closed our acquisition of Knights Apparel on April 6, 2015).  The remaining approximately $30  million in revenue contributions is from the re‐acquisition of the remainder of the Champion rights in Japan.      Q:  Can you provide any more detail around the re‐acquisition of the Champion rights in Japan?  A:  Consistent with our strategy to build out the Champion brand in the Americas and Asia, where we own the rights,  we re‐acquired the remainder of the rights to Champion in Japan from Goldwin, Inc.  We expect this to add roughly  $30 million of incremental revenue to our Japanese unit, with essentially all of it coming in the second half of 2016.      Q:  What macroeconomic and currency expectations are factored into your 2016 guidance, given on February 4, 2016?  A:  From a macro perspective, we assume the overall consumer environment remains challenging, as has been the case  over the past several years.  The low‐end of our guidance assumes that the poor holiday traffic trends in the fourth  quarter of 2015 repeat in 2016 while the high‐end of our guidance assumes a more normalized fourth quarter in  2016 as well as contributions from our various sales initiatives.  With respect to currency, our guidance assumes  approximately $40 million of incremental revenue headwinds in 2016, which equates to roughly 60 to 70 basis  points of growth, and approximately $4 million of headwind to our operating profit.  While the euro represents our  largest currency exposure, on‐balance we are assuming a stronger U.S. Dollar relative to all of our major currencies.   For perspective, in 2015 currency was a $95 million revenue headwind, which equated to roughly 180 basis points  of growth, and a roughly $10 million headwind to operating profit.

4     Q:  How big is the online channel for Hanesbrands and are you focused on driving growth in this channel?  A:  Overall apparel sales online are growing at a high‐teens rate.  Our online sales represent roughly 7% of our total  domestic sales across the online sites of traditional retailers, online pure‐plays as well as our own websites, and are  growing in‐line with the overall online apparel category.  We have focused and dedicated numerous people and  resources to drive our online business both domestically and internationally, and we have seen great success.  For  example, one of the largest online pure‐plays is now our 8th largest customer, representing over 1% of our total  sales, and is growing nearly 70% annually.        Q:  What actions are you taking to lower your inventory and what costs are factored into your 2016 guidance, given on  February 4, 2016?  A:  Much of the inventory build‐up in 2015 was due to the shortfall in sales coming very late in the year.  There is no  markdown risk with this inventory as it mainly consists of core replenishment products.  To reduce our inventory in a  cost‐efficient manner, we plan to make small adjustments to our manufacturing production schedule, which we plan  to do by taking a little time out, internalizing additional production and by drawing down our raw materials and  work‐in‐process.  $10‐$20 million of costs associated with these actions are factored into our current 2016 guidance.      Q:  Can you provide any additional thoughts on the drivers of your expected improvement in 2016 operating margins?  A:  The mid‐point of our 2016 guidance implies a 100 basis point increase in our operating profit margin.  For 2016,  more of the expected operating margin expansion is coming from SG&A leverage than from gross margin  improvement.  SG&A leverage is expected to come from acquisition synergies, as more of 2016 synergies are in  SG&A, as well as our continued execution on cost control programs, while the normal gross margin drivers such as  supply chain efficiencies and Innovate‐to‐Elevate are partially mitigated by the costs associated with reducing our  inventory as we make small adjustments to our manufacturing production schedule.         Q:  Can you provide any additional insights regarding your 2016 guidance, given on February 4, 2016?  A:  Aside from the various comments provided in earlier answers, there are several other items to keep in mind.  First,  the bulk of our expected roughly $40 million in acquisition synergies are expected to come in the second half of 2016.   Second, the expected roughly $40 million of currency headwinds are heavily weighted to the first half of 2016, with  the largest single quarter impact expected in the first quarter.  Third, the expected costs associated with reducing  our inventory are approximately $10‐$20 million, with the bulk expected to come in the first or second quarter.

5     Q:  What drove the revenue miss relative to your fourth quarter guidance?  A:  We believe the vast majority was due to the decline in retail traffic.  When we gave guidance in October, our  assumption was that holiday was going to be challenging.  In fact we used the term “show‐me” holiday; however at  that time we had no line of sight to how severe and prolonged the weak domestic retail traffic was going to be in  November and December.  Looking at external data tracking services, domestic retail traffic declined at high‐single‐ digit rates in November and through the first three weeks of December driven by one of the warmest holidays on  record.  It wasn’t until the week of Christmas that traffic actually reverted to its mean of low single‐digit declines.   As we saw the warm weather in late November, we knew our Activewear cold‐weather business was going to be  impacted.  But as the severely negative traffic trends persisted through mid‐December, even our domestic  Innerwear orders and shipments were impacted in the short‐term.  While the impact was across all channels, we  saw a greater impact in the mid‐tier and department store channels.  Recall, as we’ve historically said, significant  traffic declines can even impact our replenishment business in the short‐term because there are fewer people in the  stores, but given the replenishment nature of many of our categories, sell through and shipment trends tend to  even out over time.  We’ve seen this as retail traffic improved in the last two weeks of December and into early  January, so did our point‐of‐sale (POS) trends.  However, by that time it was too late in the quarter for this rebound  to have an impact on our shipments.  Looking at January, our Basics POS is up low single‐digits month‐to‐date,  while Champion in the sporting goods, mid‐tier and department store channels is up low double‐digits month‐to‐ date.      Q:  You mentioned that 2015 core revenue was flat year‐over‐year, can you walk me through your calculation?  A:  Core revenue, which excludes acquisitions, the impact from the 53rd week in 2014 and the exit of a large retailer in  Canada, was essentially flat for the full year on a constant currency basis.  The adjustments from reported revenue  are: (1) approximately $605 million in acquisitions; (2) approximately $95 million in currency headwinds; (3)  approximately $34 million from the 53rd week in 2014; and, (4) approximately $34 million from the exit of a large  retailer in Canada.  In aggregate, currency, the 53rd week and the retailer exit from Canada took off roughly 310  basis points from full‐year core sales performance.  For the fourth quarter, core revenue declined roughly 5% over  last year on a constant currency basis.  The adjustments from reported revenue are: (1) approximately $39 million  from the Knights Apparel acquisition; (2) approximately $41 million in currency headwinds; (3) approximately $34  million from the 53rd week in 2014; and, (4) approximately $8 million from the exit of a large retailer in Canada.  In  aggregate, currency, the 53rd week and the retailer exit from Canada took off roughly 530 basis points from fourth  quarter core sales performance.  NOTE: Hanes Europe Innerwear is considered part of core revenue for the fourth  quarter.  For the full year, core revenue excludes all of Knights Apparel and excludes Hanes Europe Innerwear for  only the first eight months of 2015 (recall we closed the Hanes Europe Innerwear acquisition on August 29, 2014).      Q:  Was part of the revenue shortfall in the fourth quarter due to weak performance from your acquisitions?    A:  The fourth quarter revenue performance was unrelated to acquisition performance.  Both Hanes Europe Innerwear  and Knights Apparel performed extremely well in 2015 with both units achieving or exceeding their revenue and  operating profit goals.      Q:  Was there any impact in the fourth quarter from further inventory reductions at the large mass retailer that  impacted you earlier in the year?    A:  No.

6     Q:  You missed your operating profit guidance by a much smaller amount relative to the revenue shortfall, how were  you able to mitigate most of the revenue miss?  A:   Despite the magnitude of the revenue shortfall, our operating margins did not de‐lever.  In fact, our adjusted  operating margins increased 180 basis points in the fourth quarter and 70 basis points for the full year.  The impact  on operating profit in the fourth quarter relative to our guidance was due entirely to the sales shortfall.  We were  able to mitigate the impact of lower sales on our operating profit due to: a higher than expected gross profit  margin, which was driven by supply chain efficiency gains; better‐than‐expected performance from our acquisitions;  as well as lower SG&A expenses, driven by reduced variable compensation expense as a result of the lower  operating performance, and ongoing cost controls.       Q:  Given the shortfall in Q4 2015 operating profit, how were you able to achieve the low‐end of your EPS range?  A:  Our earnings per share came in at the low‐end of our guidance range for both the fourth quarter and the full‐year,  despite revenue and operating profit results that were below our guidance range.  The shortfall in our operating  profit relative to our guidance came in our highest tax‐rate jurisdictions, which drove the overall tax rate down  below our guidance range.      Q:  Why was 2015 cash flow from operations below your guidance range?  A:  Cash flow from operations was $227 million in 2015.  The weaker than expected cash flow was the result of an  inventory build‐up due to the sales shortfall coming very late in the year.  With no markdown risk and specific  action plans to reduce inventory, we believe the impact is temporary.  For 2016, we expect to generate $750 million  to $850 million in cash flow from operations, which at the mid‐point of our guidance range represents an increase  of roughly $575 million over last year.  The factors driving the increase are:  more than $300 million from improved  working capital, driven by reduced inventory; roughly $140 million in lower cash XA charges, absent additional  acquisitions; approximately $60 million in expected growth in adjusted net income; and, a $60 million reduction in  our pension contribution.      Q: Can you provide an update on the integration of Knights Apparel and Hanes Europe Innerwear?  A:  Both integrations are progressing on‐schedule and we remain on‐track to deliver the expected level of synergies  from these acquisitions.  We are ramping up production of Hanes Europe Innerwear’s products in our facilities and  we have begun to in‐source production at Knights Apparel.  We are also reducing SG&A costs for both Hanes  Europe Innerwear and Knights Apparel.  With respect to Hanes Europe Innerwear, we are expecting meaningful  synergy benefits in 2016 and continuing into 2017 and beyond, ultimately allowing us to reach our goal of €100  million of operating profit, excluding charges.  Looking at Knights Apparel, we remain on‐track to essentially double  their operating profit, excluding charges, to roughly $40 million.            Q: Will your capital expenditures increase significantly as a result of your acquisition strategy?  A:  With acquisitions, as the size of our business, profit and cash flows increases, so should the absolute level of our  capital spending.  Although our spending on capital expenditures has and is expected to continue to fluctuate year to  year, we expect our capital expenditures to average around 1.75% of sales going forward, which is in‐line with our  historical average, and over time should roughly equal depreciation.  Spending at this level should allow our global  supply chain to remain competitive while also handling the increased capacity needs for growth and our acquisition  strategy.

7     Q:  How does a change in currency exchange rates impact your financial results?  A: Changes in exchange rates between the U.S. Dollar and other currencies can impact our financial results in two ways;  a translation impact and a transaction impact.  The translation impact refers to the impact that changes in  exchange rates can have on our published financial results.  Similar to many multi‐national corporations that publish  financial results in U.S. Dollars, our revenue and profit earned in local foreign currencies is translated back into U.S.  Dollars using an average exchange rate over the representative period.  A period of strengthening in the U.S. Dollar  results in a negative impact to our published financial results (because it would take more units of a local currency to  convert into a dollar).  The opposite is true during a period of weakening in the U.S. Dollar.  Our biggest foreign  currency exposure is the euro.     The transaction impact on financial results is common for apparel companies that source goods because these goods  are purchased in U.S. Dollars.  The transaction impact from a strengthening dollar would be negative to our financial  results (because the U.S. Dollar‐based costs would convert into a higher amount of local currency units, which means  a higher local‐currency cost of goods, and in turn, a lower local‐currency gross profit).  The transaction impact from  exchange rates is typically recovered over time with price increases.  However, during periods of rapid change in  exchange rates; pricing is unable to change quickly enough.  In these situations, it could make sense to hedge the  exchange rate exposure in sourcing costs.      Knights Apparel‐related FAQ    Q:  How much did the Knights Apparel acquisition contribute to your 2015 results?  A:  For the full‐year 2015, Knights Apparel generated approximately $160 million in revenue and approximately $27 million  in operating profit, excluding charges.  This compared to our prior guidance of approximately $160 million in sales and  approximately $22 million in operating profit, excluding charges.  In the second quarter, Knights Apparel contributed  approximately $37 million in revenue and approximately $5 million in operating profit, excluding charges.  In the third  quarter, Knights Apparel contributed approximately $84 million in revenue and approximately $16 million in operating  profit, excluding charges.  In the fourth quarter, Knights Apparel contributed approximately $39 million in revenue and  approximately $6.5 million in operating profit, excluding charges.      Q:  What is the expected financial contribution of the Knights Apparel acquisition?    A:  Once synergies are fully realized, which we estimate will be within two to three years of the acquisition close, and  excluding charges, we believe Knights Apparel should annually add over $180 million to sales, approximately $40 million  to operating profit, and approximately $40 million to cash flow from operations.      Q:  What is the expected return for this acquisition?    A:  Based on the purchase price of roughly $200 million, this transaction is valued at roughly  8 times estimated 2015  EBITDA, but post synergies, we expect this multiple to drop to roughly 4 ½ times and deliver an after‐tax IRR in the high‐ teens.      Q:  How confident are you that you will be able to achieve the $40 million of operating profit, excluding charges, within two  to three years of the acquisition close and where are the synergies coming from?  A:  We believe we can deliver approximately $40 million in operating profit, excluding charges, within two to three years of  the acquisition close.  The sources of synergies include: (1) leveraging the collegiate licensing and graphic art capabilities  of our Gear For Sports business; (2) leveraging the strength and expertise of our mass channel business; (3) leveraging  our global supply chain and gaining scale from reducing third‐party sourcing and decoration; and, (4) eliminating  duplicative stand‐alone company costs.

8       Q:  How will their business fit into your global supply chain?  A:  We see their business fitting into our low‐cost, company‐owned supply chain in two ways.  First, they secure blank t‐ shirts and sweatshirts in the open market that we can supply directly.  Second, they outsource their graphic art and  printing, which we can integrate into our low‐cost printing operations in Honduras, or in the case of short lead time  products, into our quick‐turn operations in Lenexa, Kansas and Reynosa, Mexico.      Q:  Can you provide any insight into Knights Apparel’s business operations?  A:  Knights Apparel is a leading supplier of licensed collegiate sports apparel, predominantly in the mass channel.  Knights  Apparel has licenses with over 400 colleges and universities, including exclusive arrangements with a significant majority  of the top 50 selling schools (as measured by logo apparel sales). They also have a small position in professional sports  licensed apparel in the mass channel.  Their business is replenishment in nature and they currently source all of their  apparel and graphic printing needs.   Knights Apparel’s leading collegiate apparel position in the mass retail channel is a  great complement to Gear For Sports’ leading collegiate apparel position in the college bookstore channel.          # # #  Charges for Actions and Reconciliation to GAAP Measures  Adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and  margin) and EBITDA are not generally accepted accounting principle measures. Adjusted EPS is defined as diluted EPS  excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax  effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined  as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding  actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.    Hanes has chosen to provide these non‐GAAP measures to investors to enable additional analyses of past, present and  future operating performance and as a supplemental means of evaluating company operations. Non‐GAAP measures  should not be considered a substitute for financial information presented in accordance with GAAP and may be different  from non‐GAAP or other pro forma measures used by other companies. See Table 2 and Table 5 attached to our press  release dated February 4, 2016 to reconcile these non‐GAAP financial measures to the most directly comparable GAAP  measure.    Excluding Champion Europe, Hanes’ current estimate for pretax charges in 2016 for acquisition, integration and other  actions is approximately $70 to $100 million.  On a GAAP basis, full‐year 2016 diluted EPS will vary depending on actual  performance, charges and tax rate. GAAP diluted EPS could be in the range of $1.60 to $1.77. GAAP operating profit for  2016 could be in the range of $820 million to $880 million.    Cautionary Statement Concerning Forward‐Looking Statements  This press release includes forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933  and Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements include all statements that do not  relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,”  “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular,  among others, statements about our 2016 financial guidance and the HanesBrands acquisition of Champion Europe and  Knights Apparel, as well as the re‐acquisition of the rights to Champion in Japan from Goldwin, Inc.   (the “acquisitions”),  including integration plans and the expected impact of the acquisitions on HanesBrands’ sales, earnings, operating profit  and cash flow from operations, are forward‐looking statements. Forward‐looking statements inherently involve many

9     risks and uncertainties that could cause actual results to differ materially from those projected in these statements.  Where, in any forward‐looking statement, we express an expectation or belief as to future results or events, such  expectation or belief is based on the current plans and expectations of our management, expressed in good faith.  However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and  actual results may differ materially from those contemplated by the forward‐looking statements. A number of important  factors could cause actual results to differ materially from those contemplated by the forward‐ looking statements,  including, but not limited to our ability to successfully integrate acquired businesses; any inadequacy, interruption,  integration failure or security failure with respect to our information technology; the impact of significant fluctuations  and volatility in various input costs, such as cotton and oil‐related materials, utilities, freight and wages; our ability to  manage our inventory effectively and accurately forecast demand for our products; the highly competitive and evolving  nature of the industry in which we compete; the risk of improper conduct by any of our employees, agents or business  partners that threatens our reputation and ability to do business; our complex multinational tax structure; significant  fluctuations in foreign exchange rates; our ability to access sufficient capital at reasonable rates or commercially  reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; risks associated with our  indebtedness; and other risks identified from time to time in our most recent Securities and Exchange Commission  reports, including our annual report on Form 10‐K and quarterly reports on Form 10‐Q.Since it is not possible to predict  or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be  considered a complete list. We believe these forward‐looking statements are reasonable; however, undue reliance  should not be placed on any forward‐looking statements, which are based on current expectations. All forward‐looking  statements speak only as of the date hereof. We undertake no obligation to update or revise  forward‐looking  statements that may be made to reflect events or circumstances that arise after the date made or to reflect the  occurrence of unanticipated events, other than as required by law.